SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                     -------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): October 17, 2002

                              Repligen Corporation
             (Exact Name of Registrant as Specified in its Charter)

           DELAWARE                      0-14656                  04-2729386
 (State or Other Jurisdiction         (Commission             (I.R.S. Employer
      of Incorporation)               File Number)           Identification No.)

             41 Seyon Street
          Building #1, Suite 100
          Waltham, Massachusetts                                   02453
 (Address of principal executive offices)                        (Zip Code)

       Registrant's telephone number, including area code: (781) 250-0111

                           No change since last report
          (Former Name or Former Address, if Changed Since Last Report)

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Item 5.  Other Events.

Court Rulings on CTLA4 Correction of Inventorship Suit

Repligen is the exclusive licensee of all CTLA4 patent rights owned by the University of Michigan ("the University"). Repligen and the University believe that the University has a rightful claim to ownership of certain CTLA4 related patents of Bristol-Myers Squibb ("Bristol"). Repligen and the University filed a complaint against Bristol in the United States District Court for the Eastern District of Michigan in August 2000 seeking a correction of inventorship. The suit asserts that a scientist from the University made inventive contributions as part of a collaboration with Bristol scientists and is a rightful inventor on the patents issued to Bristol. Bristol subsequently filed a patent application claiming uses and compositions of CTLA4 naming only Bristol scientists as inventors.

Both Repligen/University and Bristol filed motions for summary judgment in March 2000. Repligen/University's motion requested an affirmative summary judgment for Repligen/University's claims and Bristol's motion requested dismissal of the complaint. A hearing on these motions was held on May 23, 2002. On October 17, 2002 the judge denied both motions for summary judgment, determining there are material facts in dispute which must be resolved at a trial. In addition, the court granted a motion by Repligen/University for affirmative summary judgment denying Bristol's ability to assert the defenses of equitable estoppel and laches in this matter. The court denied a motion by Repligen/University to exclude a declaration by an inventor on the patents in the suit. No trial date has been determined. A correction of inventorship would result in the University/Repligen having rights to one or more of Bristol's patents on CTLA4-Ig. Repligen would then have rights to such technology pursuant to a 2000 License Agreement with the University, a 1995 Asset Acquisition Agreement with Genetics Institute and other related agreements. Repligen's failure to obtain ownership rights in the Bristol patents may restrict Repligen's ability to commercialize CTLA4-Ig. Repligen and the University have also filed patents related to compositions of matter and methods of use of CTLA4-Ig. In September 2002, Repligen was issued a U.S. patent covering the composition of the CTLA4-Ig product form that it is developing.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business Acquired:  None required.

         (b)      Pro Forma Financial Information:  None required.

         (c)      Exhibits:

                  None


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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             REPLIGEN CORPORATION


                                         By: /s/ Walter C. Herlihy
                                             -----------------------------------
                                             Walter C. Herlihy
                                             President, Chief Executive Officer


Date: October 21, 2002
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